EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77C:
  Submission of matters to a vote of Security holders.

EXHIBIT B:
  Attachment to item 77Q1:
  Exhibit
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Credit Suisse Warburg Pincus Opportunity Funds
(formerly DLJ Opportunity Funds)
Registration No. 33-92982

EXHIBIT A:
SUB-ITEM 77C: Submission of matters to a vote of security holders
A.
(a) A Special Meeting of Shareholders of the Credit Suisse Warburg Pincus Opportunity Funds with respect to its Credit Suisse Warburg Pincus High Income Fund series, Credit Suisse Warburg Pincus Municipal Money Fund series, Credit Suisse Warburg Pincus International Equity II Fund series and Credit Suisse Warburg Pincus U.S. Government Money Fund series was held on March 23, 2001.

(b) Richard H. Francis; Jack W. Fritz; Jeffrey E. Garten;
Peter F. Krogh; James S. Pasman; William W. Priest; Steven N.
Rappaport

(c)(1) For Credit Suisse Warburg Pincus High Income Fund series, Credit Suisse Warburg Pincus Municipal Money Fund series, Credit Suisse Warburg Pincus International Equity II Fund series and Credit Suisse Warburg Pincus U.S. Government Money Fund series, approval of a new investment advisory agreement between Credit Suisse Warburg Pincus Opportunity Funds and Credit Suisse Asset Management LLC

SERIES                            FOR             AGAINST
High Income Fund                 937,810              257
Municipal Money Fund          37,318,698          261,880
International Equity II Fund   3,327,748           18,731
U.S. Government Money Fund    50,614,565          113,158

(c)(2) Election of the trustees (votes of the above series and the Credit Suisse Warburg Pincus Developing Markets Fund series, in the aggregate)

                               FOR                 WITHHOLD
Richard H. Francis          96,353,178            3,519,623
Jack W. Fritz               96,353,178            3,519,623
Jeffrey E. Garten           96,353,179            3,519,623
Peter F. Krogh              92,735,382            7,137,420
James S. Pasman             96,353,179            3,519,623
William W. Priest           96,353,179            3,519,623
Steven N. Rappaport         92,735,382            7,137,420

B.
(a) A Special Meeting of shareholders of Credit Suisse Warburg
Pincus Developing Markets Fund, a series of the Credit Suisse
Warburg Pincus Opportunity Funds, was held on March 23, 2001.

(b) Richard H. Francis; Jack W. Fritz; Jeffrey E. Garten;
Peter F. Krogh; James S. Pasman; William W. Priest; Steven N.
Rappaport

(c)(1) To approve the Agreement and Plan of Reorganization, dated as of February 14, 2001, providing that (i) Credit Suisse Warburg Pincus Developing Markets Fund (the "Fund") would transfer to Warburg, Pincus Emerging Markets Fund (the "Acquiring Fund") all or substantially all of the Fund's assets in exchange for shares of the Acquiring Fund and the assumption by the Acquiring Fund of the Fund's liabilities,
(ii) such shares of the Acquiring Fund would be distributed to shareholders of the Fund in liquidation of the Fund, and (iii) the Fund would subsequently be terminated.
FOR                 AGAINST
1,094,060           5,793

(c)(2) Approval of a new investment advisory agreement with
Credit Suisse Asset Management LLC for Credit Suisse Warburg
Pincus Developing Markets Fund
FOR                 AGAINST
1,096,217           5,793

(c)(3) Election of the trustees to the Credit Suisse Warburg
Pincus Opportunity Funds

                               FOR           WITHHOLD
Richard H. Francis         1,169,695          9,227
Jack W. Fritz              1,169,695          9,227
Jeffrey E. Garten          1,169,695          9,227
Peter F. Krogh             1,169,695          9,227
James S. Pasman            1,169,695          9,227
William W. Priest          1,169,695          9,227
Steven N. Rappaport        1,169,695          9,227




EXHIBIT B:
SUB-ITEM 77Q1: Exhibits
(a) (1) Amendment to Bylaws
Incorporated by reference to Post-effective Amendment No. 16 to
Registrant's Registration Statement on Form N-1A (No. 33-92982) filed on February 28, 2001.

(2) Certificate of Amendment
Incorporated by reference to Post-effective Amendment
No. 16 to Registrant's Registration Statement on Form
N-1A (No. 33-92982) filed on February 28, 2001.

(3) Certificate of Amendment
Incorporated by reference to Post-effective Amendment
No. 16 to Registrant's Registration Statement on Form
N-1A (No. 33-92982) filed on February 28, 2001.

(4) Certificate of Amendment
Incorporated by reference to Post-effective Amendment
No. 16 to Registrant's Registration Statement on Form
N-1A (No. 33-92982) filed on February 28, 2001.